EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statements on Form S-3 of The Colonial BancGroup, Inc. of our report dated February 25, 2008 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in The Colonial BancGroup, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2007. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Birmingham, Alabama
April 18, 2008